                                                                   EXHIBIT 12(b)

WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE COMPANY, WEYERHAEUSER FINANCIAL SERVICES, INC. AND GRYPHON INVESTMENTS OF NEVADA, INC. SUBSIDIARIES ACCOUNTED FOR ON THE EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED EARNINGS OF THOSE SUBSIDIARIES COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(Dollar Amounts in Thousands)


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
                                                                           TWENTY-SIX
                                                                          WEEKS ENDING
                                                                  -----------------------------
                                                                    JULY 1,           JUNE 25
                                                                     2001              2000              2000              1999
                                                                  -----------       -----------       -----------       -----------
Available earnings:
     Earnings before interest expense, amortization of
        debt expense, income taxes and cumulative effect
        of a change in an accounting principle ................   $   583,225       $   867,591       $ 1,658,343       $ 1,232,822
     Add interest portion of rental expense ...................        21,230            21,836            39,102            24,973
                                                                  -----------       -----------       -----------       -----------
                                                                      604,455           889,427         1,697,445         1,257,795
                                                                  -----------       -----------       -----------       -----------

     Deduct undistributed earnings of equity affiliates .......       (28,461)          (19,866)          (24,021)          (20,456)
                                                                  -----------       -----------       -----------       -----------

     Deduct undistributed earnings before income
       taxes of Weyerhaeuser Real Estate Company,
       Weyerhaeuser Financial Services, Inc. and
       Gryphon Investments of Nevada, Inc.
       and their subsidiaries:
          Deduct pretax earnings ..............................      (130,861)         (126,707)         (259,449)         (189,885)
          Addback dividends paid to Weyerhaeuser ..............        30,000                 0                 0           100,000
                                                                  -----------       -----------       -----------       -----------
                Undistributed earnings ........................      (100,861)         (126,707)         (259,449)          (89,885)
                                                                  -----------       -----------       -----------       -----------


     Available earnings before extraordinary item .............   $   475,133       $   742,854       $ 1,413,975       $ 1,147,454
                                                                  ===========       ===========       ===========       ===========


Fixed charges:

     Interest expense incurred ................................   $   173,880       $   171,022       $   352,341       $   274,599
     Amortization of debt expense .............................         1,748             1,644             3,331             3,957
     Interest portion of rental expense .......................        21,230            19,619            39,102            24,973
                                                                  -----------       -----------       -----------       -----------
          Fixed charges .......................................   $   196,858       $   192,285       $   394,774       $   303,529
                                                                  ===========       ===========       ===========       ===========

     Ratio of earnings to fixed charges .......................          2.41              3.86              3.58              3.78
                                                                  ===========       ===========       ===========       ===========
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




                                                                      1998              1997              1996
                                                                   -----------       -----------       -----------
Available earnings:
     Earnings before interest expense, amortization of
        debt expense, income taxes and cumulative effect
        of a change in an accounting principle ................    $   719,026       $   795,637       $   972,405
     Add interest portion of rental expense ...................         21,836            22,003            16,826
                                                                   -----------       -----------       -----------
                                                                       740,862           817,640           989,231
                                                                   -----------       -----------       -----------

     Deduct undistributed earnings of equity affiliates .......        (29,893)           (2,729)                0
                                                                   -----------       -----------       -----------

     Deduct undistributed earnings before income
       taxes of Weyerhaeuser Real Estate Company,
       Weyerhaeuser Financial Services, Inc. and
       Gryphon Investments of Nevada, Inc.
       and their subsidiaries:
          Deduct pretax earnings ..............................       (124,422)         (111,280)          (43,555)
          Addback dividends paid to Weyerhaeuser ..............        190,000           150,000                 0
                                                                   -----------       -----------       -----------
                Undistributed earnings ........................         65,578            38,720           (43,555)
                                                                   -----------       -----------       -----------


     Available earnings before extraordinary item .............    $   776,547       $   853,631       $   945,676
                                                                   ===========       ===========       ===========


Fixed charges:

     Interest expense incurred ................................    $   260,014       $   267,644       $   269,927
     Amortization of debt expense .............................          3,595             3,225             3,237
     Interest portion of rental expense .......................         21,836            22,003            16,826
                                                                   -----------       -----------       -----------
          Fixed charges .......................................    $   285,445       $   292,872       $   289,990
                                                                   ===========       ===========       ===========

     Ratio of earnings to fixed charges .......................           2.72              2.91              3.26
                                                                   ===========       ===========       ===========
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